                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, Select Growth Portfolio 1999 Series B,
Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-76213 of our report dated May 26, 1999, relating to the Statement of Condition of Equity Investor Fund, Select Growth Portfolio 1999 Series B, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 26, 1999